Exhibit 99

N E W S

April 20, 2004

Beth Copeland - Media (317) 269-1395 William J. Brunner - Shareholders & Analysts (317) 269-1614

FOR IMMEDIATE RELEASE

First Indiana Announces New Bank President and CEO

(INDIANAPOLIS) — First Indiana Corporation announced today the election of Robert H. Warrington as president of the Corporation and president and chief executive officer of its subsidiary First Indiana Bank. Warrington will join First Indiana June 1, replacing Owen B. Melton, Jr., who has retired.

“Bob brings with him an extremely broad and deep range of experience,” said Marni McKinney, vice chairman and chief executive officer of First Indiana Corporation. “He has a proven record of developing solid growth strategies and implementing them to the betterment of the organization and the community.”

Warrington has over 30 years of banking experience at various banks in the Midwest. He was one of the key executives who built Old Kent Bank in Grand Rapids, Michigan, into a $23.8 billion financial services company. As vice chairman, Warrington was responsible for corporate banking; enterprise risk management; and investment and insurance services. He has served as chief financial officer of Old Kent Financial Corporation and as chairman and chief executive officer of Old Kent Mortgage Company. While he was vice chairman and director of Old Kent, the organization merged with Fifth Third Bancorp, a $91 billion bank holding company headquartered in Cincinnati.

“Throughout his career, Warrington has demonstrated his ability to develop strategy, initiate sound risk management practices, and deliver consistent earnings and a strong balance sheet,” Ms. McKinney continued. “His understanding of community banking, risk management, and franchise development are exactly what First Indiana needs at this point in our growth.”

First Indiana Corporation (NASDAQ: FINB) is a full-service financial services company offering comprehensive financial solutions to businesses and individuals. It is the holding company for First Indiana Bank, N.A., the largest commercial bank headquartered in Indianapolis, and Somerset, an accounting and consulting firm. Founded in 1915, First Indiana Bank is a national bank with 32 offices in Central Indiana, plus construction and consumer loan offices in Indiana, Arizona, Florida, Illinois, North Carolina, and Ohio. First Indiana also originates consumer loans in 47 states through a national independent agent network. Through Somerset and FirstTrust Indiana, First Indiana offers a full array of tax planning, accounting, consulting, retirement and estate planning, and investment advisory and trust services. Information about First Indiana is available at (317) 269-1200, or at www.firstindiana.com, which is not a part of this news release.

Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended) which involve significant risks and uncertainties. First Indiana intends such forward-looking statements to be covered by the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe-harbor provisions. The ability to predict results or the actual effect of future plans or strategies is inherently uncertain, and involves a number of risks and uncertainties. In particular, among the factors that could cause actual results to differ materially are general economic conditions, unforeseen international political events, changes in interest rates (including reductions or increases in lending rates established by the Board of Governors of the Federal Reserve System), changes in consumers’ investment decisions due to shifts in interest rates, loss of deposits and loans to other financial institutions, substantial changes in financial markets, changes in real estate values and the real estate market, changes in estimated values of loan servicing rights, regulatory changes, or unanticipated results in pending legal proceedings or regulatory filings. The fact that there are various risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.